SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 28, 1997



                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


    Nevada                           1-8865                        88-0200415
-------------------------  ----------------------------  ----------------------
   (State or Other           (Commission File Number)           (IRS Employer
Jurisdiction of Incorporation)                             Identification No.)


                              2724 North Tenaya Way
                             Las Vegas, Nevada               89128
       ------------------------------------------------ -----------------
              (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (702) 242-7000


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ITEM 5.  OTHER EVENTS

         The following discussion contains certain cautionary statements regarding Sierra Health Services, Inc.'s ("Sierra" or the "Company") business and results of operations, which should be considered by the Company's stockholders. This discussion is intended to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of operations or results by the Company, or its representatives, including any forward-looking discussion, as well as comments contained in press releases, presentations to securities analysts or investors, and all other communications by the Company or its representatives.

         In making these statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected the Company's past results and may affect future results, so that the Company's actual results may differ materially from those expressed herein and in prior or subsequent communications.

         Risks Relating to Termination of the Merger. On March 18, 1997, the Company announced it had terminated its merger agreement with Physician Corporation of America ("PCA"). The original agreement had been entered into in November 1996. On March 18, 1997, prior to termination of the merger agreement, PCA filed a lawsuit against the Company in the United States District Court for the Southern District of Florida (the "District Court"), seeking, among other things, specific performance of the merger agreement and monetary damages. There can be no assurance as to the outcome of the PCA lawsuit. The Company has filed a motion in the District Court seeking a dismissal of the PCA lawsuit for lack of diversity jurisdiction. The Company has also initiated a lawsuit in the Court of Chancery of the State of Delaware seeking a declaratory judgment as well as other remedies. The Company intends to vigorously pursue all remedies available to it, however, there can be no assurance that the Company will prevail in such litigation or that PCA will have sufficient funds to pay any damages that the Company may be awarded.

         On January 10, 1997, the Company and PCA entered into a credit and share pledge agreement (the "PCA Loan") pursuant to which the Company made a demand loan to PCA in the amount of $16,750,000 with an 8.25% fixed rate of interest. The proceeds of the PCA Loan were used by PCA to make a principal payment under PCA's existing credit facility in which Citibank N.A. is the agent ("PCA Credit Facility"). The PCA Loan is subordinated as to payment of principal and interest to the amount due under the PCA Credit Facility (estimated to be in excess of $100 million) and is secured by a lien on the stock of certain of PCA's subsidiaries, second in priority to the lien securing the PCA Credit Facility. The PCA Loan provides that the Company will not take any action to collect payment until the earlier of the PCA Credit Facility being paid in full or six months from the date the Company notifies Citibank N.A., as agent, that it intends to take such action. On March 20, 1997 the Company notified Citibank N.A. of its intent to demand payment. There can be no assurance that PCA will have sufficient funds to pay the PCA Credit Facility and the PCA Loan in full.

         Potential Adverse Impact of Government Regulation. The health care industry in general, health maintenance organizations ("HMOs") and health insurance companies in particular, are subject to substantial federal and state government regulation, including, but not limited to, regulation relating to cash reserves, minimum net worth, licensing requirements, approval of policy language and benefits, mandatory products and benefits, provider compensation arrangements, premium rates and periodic examinations by state and federal agencies. For the years ended 1995 and 1996, the Company derived approximately 24% of its total revenues from its contract with the Health Care Financing Administration ("HCFA"). As a result, a portion of the Company's HMOs' and insurance companies' cash is essentially restricted by various state regulatory or other requirements limiting certain of the Company's subsidiaries' cash to use within their

                                        1

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current  operations  as a result  of  minimum  capital  requirements.  State and federal government authorities are continually considering changes to laws and regulations applicable to the Company. Many states in which the Company operates are currently considering regulation relating to mandatory benefits, provider compensation, disclosure and composition of physician networks. The Company conducts operations, and is subject to state regulation, in the following jurisdictions: Alabama, Arizona, Arkansas, California, Colorado, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and Wyoming. In addition, the United States Congress is considering significant changes to Medicare and Medicaid legislation and has in the past considered and may in the future consider, proposals relating to health care reform. Changes in federal and state laws or regulations, if enacted, could increase health care costs and administrative expenses, and changes could be made in Medicare or Medicaid reimbursement rates. The Company is unable to predict the ultimate impact of future legislation and regulatory changes but such changes could have a material adverse effect on the Company's operations, financial condition and prospects.

         Risk of Adverse Effect of Health Care Reform. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and state legislatures. Any proposals affecting underwriting practices, limiting rate increases, requiring new or additional benefits or affecting contracting arrangements (including proposals to require HMOs and preferred provider organizations ("PPOs") to accept any health care providers willing to abide by an HMO's or PPO's contract terms) may have a material adverse effect on the Company's business.

         For example, recent news reports indicate that President Clinton may submit a budget proposal to Congress that will reduce Medicare spending by $100 billion and impose certain limits on Medicaid spending. Although neither the present administration's health care reform proposals nor alternative health care reform proposals introduced by certain members of Congress were adopted in 1995, the Health Insurance Portability and Accountability Act of 1996 (the "Accountability Act") was passed by Congress and signed into law by President Clinton on August 21, 1996 and will generally take effect beginning July 1, 1997. While the Accountability Act contains provisions regarding health insurance or health plans, such as portability and limitations on pre-existing condition exclusions, guaranteed availability and renewability, it also contains several anti-fraud measures that significantly change health care fraud and abuse provisions. Some of the provisions include (i) creation of an anti-fraud and abuse trust fund and coordination of fraud and abuse efforts by federal, state and local authorities, (ii) extension of the criminal anti-kickback statute to all federal health programs, (iii) expansion of and increase in the amount of civil monetary penalties and establishment of a knowledge standard for individuals or entities potentially subject to civil monetary penalties, and
(iv) revisions to current sanctions for fraud and abuse, including mandatory and permissive exclusion from participation in the Medicare or Medicaid programs. The Company does not believe that the Accountability Act should have a material adverse effect on the Company's operations, but is unable to predict the ultimate impact of any federal or state restructuring of the health care system, which ultimately could have a material adverse impact on the operations, financial condition and prospects of the Company.

         Potential Inability to Manage or Predict Future Health Care Costs. The Company's profitability will continue to be dependent, in large part, on its ability to predict and maintain effective management over health care costs through, among other things, appropriate benefit design, utilization review and case management programs and its contracting arrangements with providers while providing members with quality health care. Factors such as utilization, new technologies and health care practices, hospital costs, major epidemics, inability to establish acceptable contracting arrangements with providers and numerous other factors may affect its ability to manage such costs. There can be no assurance that the Company will be successful in mitigating the effect of any or all of the above-listed or other factors.

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         Medical costs payable reflected in the Company's  financial  statements include reserves for incurred but not reported claims ("IBNR") which are estimated by the Company. The Company estimates the amount of such reserves using standard actuarial methodologies based upon historical data including the average interval between the date services are rendered and the date claims are paid, expected medical cost inflation and utilization, seasonality patterns and fluctuations in membership. The Company believes that its reserves for IBNR are adequate to satisfy its ultimate claim liability. However, the Company's growth, changes in utilization costs and change in claims payment patterns affect its ability to rely on historical information in making IBNR reserve estimates. There can be no assurance as to the ultimate accuracy or completeness of such estimates or that adjustments to reserves will not cause volatility in the Company's results of operations.

         Possible Volatility of Common Stock Price. Recently, there has been significant volatility in the market prices of securities of companies in the health care industry, including the prices of the Sierra Common Stock. Many factors, including medical cost increases, research analysts' comments, announcements of new legislative and regulatory proposals or laws relating to health care reform, the performance of, and investor expectations for, the Company, the trading volume of the Sierra Common Stock and general economic and market conditions, will influence the trading price of such shares of Sierra Common Stock. Accordingly, there can be no assurance as to the price at which Sierra's Common Stock will trade in the future.

         No Dividends. The Company has not paid or declared any cash dividends on its Common Stock since inception and the Company anticipates that future earnings will be retained to finance the continuing development of its business for the foreseeable future.

         Lack of  Control  Over  Premium  Structure;  Lack of  Control  Over and
Unpredictability of Medical Costs. A substantial amount of the Company's revenues are generated by premiums, including capitation payments from HCFA, which represent fixed monthly payments for each person enrolled in the Company's plans. If the Company is unable to obtain adequate premiums because of competitive or regulatory considerations, the Company could incur decreased margins or significant losses. Because a significant portion of the Company's premium revenues are paid by the federal government in connection with the Medicare program, to the extent Medicare premium rates do not keep pace with rising medical costs, the Company's profitability could be materially adversely affected. Historically, these rates have been subject to wide variations from year to year and have decreased in two of the past seven years. The Company's Medicare programs are subject to certain risks relative to commercial programs, such as higher comparative medical costs and higher levels of utilization.

         Dependence on Key Enrollment Contracts. For the year ended December 31, 1996, the Company received approximately 24% of its total revenues pursuant to its contract with HCFA to provide health care services to Medicare enrollees. The Company's contract with HCFA is subject to annual renewal at the election of HCFA and requires the Company to comply with federal HMO and Medicare laws and regulations and may be terminated if the Company fails to so comply. The termination of the Company's contract with HCFA would have a material adverse effect on the Company's business. In addition, there have been, and the Company expects that there will continue to be, a number of legislative proposals to limit Medicare reimbursements. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty. In addition, the Company has contracts to provide medical services to federal employees. The rates charged for such services are subject to annual reviews and retroactive adjustments.

                                        3

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         The Company's  ability to obtain and maintain  favorable  group benefit agreements with employer groups also affects the Company's profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. Although no employer group accounts for more than 5% of total revenues, the loss of one or more of the larger employer groups could have a material adverse effect upon the Company's business.

         Potential Adverse Impact of Social Health Maintenance Organization. Effective November 1, 1996, Health Plan of Nevada, Inc. ("HPN") entered into a three year Social HMO contract pursuant to which a large portion of the Company's Medicare risk enrollees will receive certain expanded benefits. HPN expects to receive additional revenues for providing these expanded benefits. The additional revenues will be determined based on health care assessments that will be performed on the Company's eligible Medicare risk members. The additional benefits include, among other things, assisting the eligible Medicare risk members with typical daily living functions such as bathing, dressing, walking and shopping. These members, as identified in the health care assessments, are ones who currently have difficulty performing such daily living functions because of a health or physical problem. The additional reimbursement will be subject to adjustment based on the number of beneficiaries that have the noted problems. The ultimate payment received from HCFA will be based on these and other factors and is expected to exceed the current reimbursement rate from HCFA. At this time however, there can be no assurance as to what the final per member reimbursement will be.

         Potential Adverse Impact of Competition. Managed care companies and HMOs operate in a highly competitive environment. The Company has numerous types of competitors, including, among others, other HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, have greater financial resources and offer a broader range of products than the Company. The Company has encountered the effects of increased competition in the Las Vegas market. Additional competitors with needs or desires for immediate market share or with greater financial resources than the Company have entered the Company's market. Certain competitive pressures have limited the Company's ability to increase or in some instances maintain the premiums charged to certain employer groups. The inability of the Company to manage costs effectively may have an adverse impact on the Company's future results of operations by reducing profitability margins. In addition, competitive pressures may also result in reduced membership levels or decreasing profit margins and there can be no assurance that the Company will not incur increased pricing and enrollment pressure from local and national competitors.

         Geographic Concentration; Potential Adverse Impact of Current Expansion Program; Limited Success of Previous Expansion Program. The Company's HMO operations are currently concentrated in southern Nevada. Any adverse economic, regulatory or other developments that may occur in southern Nevada may negatively impact the Company's operations and financial condition. In the past, the Company also attempted to expand its operations outside of southern Nevada. These activities met with limited success and, in some cases, resulted in the Company incurring significant losses. Although the Company believes that it is now more experienced, there can be no assurance that the Company will be able to recover its initial investments or expand into other regions successfully and without incurring losses.

         Potential Loss of Nevada Home Office Tax Credit. Under existing Nevada law, a 50% premium tax credit is generally available to HMOs and insurers that own and substantially occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute concerning the premium tax credit, the Nevada Department of Insurance acknowledged in November 1993 that the Company's HMO and insurance subsidiaries meet the statutory requirements to qualify for this tax credit. The $784,000 settlement was for the years 1988 through 1992. The tax credit for 1996 resulted in a benefit to the Company of approximately $3.6 million. The Company intends to take all necessary steps to continue to comply with these requirements. The elimination or reduction of the premium tax credit, or any failure by the Company to qualify for the premium tax credit, would have a material adverse effect on the Company's results of operations.

                                        4

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         Dependence Upon Health Care Providers.  The Company's  profitability is dependent, in large part, upon its ability to contract favorably with hospitals, physicians and other health care providers. The Company's contracts with its primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that the Company will be able to continue to renew such contracts or enter into new contracts enabling it to service its members profitably. The Company expects that it will be required to expand its health care provider network in order to service membership growth adequately; however, there can be no assurance that it will be able to do so on a timely basis or under favorable terms.

         Potential Litigation Against the Company and Inability to Obtain or Inadequacy of Insurance. The Company will continue to be subject to certain types of litigation, including medical malpractice claims and claim disputes pertaining to its contracts and other arrangements with providers, employer groups and their employees and individual members. The Company maintains general and professional liability, property and fidelity insurance coverage and its multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, the Company requires all of its independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals) to maintain professional liability coverage. Certain of the hospitals with which the Company contracts are self-insured. The Company may incur losses not covered by insurance, beyond the limits of its insurance coverage for its employed physicians and staff, for acts or omissions by independent providers who do not carry sufficient malpractice coverage, or for other acts or omissions. The Company may in the future be unable to obtain adequate insurance. Generally, punitive damage awards are not covered by insurance. Although the Company believes that it currently carries adequate insurance, no assurance can be given that the Company's insurance coverage will be adequate in amount or type, will be available in the future or that the cost of such insurance will be reasonable.

         Ongoing Modification of the Company's Management Information System. The Company's management information system is critical to its current and future operations. The information gathered and processed by the Company's management information system assists the Company in, among other things, pricing its services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. The Company regularly modifies its management information system. Any difficulty associated with or failure of such system, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on the Company's business.

         Dependence on Management. The success of the Company has been dependent to a large extent upon the efforts of the Company's founder, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of the Company, who has an employment agreement with the Company. Although the Company believes that the development of its management staff has made the Company less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on the Company's business.

         Potential Adverse Effect of Fraudulent Claims on the Company's California Workers' Compensation Subsidiary. CII Financial, Inc. ("CII"), a wholly-owned subsidiary of the Company, writes workers' compensation insurance principally in California. The workers' compensation industry in California has undergone major changes in the past several years. In 1991 and 1992, the California recession and abuses of the workers' compensation system, including a significant increase in "stress and strain" claims, adversely affected the workers' compensation insurance industry, including CII. Although fraudulent claims still occur, management of CII believes that subsequent legislation has decreased the level of abuse by requiring, among other changes, that a preponderance of an injury must be caused by work-related activities while prior law only required 10% and, additionally, by restricting post-termination claims by requiring that the injured employee notify the employer of the injury prior to the employee's termination. Also, subsequent to such legislation, the frequency and severity of "stress and strain" claims have been reduced.

                                        5

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         Premium  rates,  which are regulated by the  Department of Insurance in
California, have been under significant pressure and, at times, been required to be reduced in the period from 1992 through 1994. Pursuant to workers' compensation legislative reforms enacted in 1993, "open rating" rules replaced "minimum rate" laws effective January 1, 1995. Under minimum rate laws, insurers could not charge a premium which was less than the published minimum rate and, therefore, competed primarily on the basis of service to policyholders, the level of agent commissions and policyholders' dividends. The new open rating environment has resulted in lower premium rates and lower net income to CII in 1995 and brought further uncertainties to premium revenues and continued operating profits due to increased price competition and the risk of incurring adverse loss experience over a smaller premium base.

         Although CII intends to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that CII will be able to operate profitably in the California workers' compensation industry, particularly with open rating, or that future workers' compensation legislation will not be adopted in California or other states which might adversely affect CII's results of operations. For the fiscal year ended December 31, 1996, approximately 84% of CII's direct written premiums were in California. Consequently, CII's operating results are expected to be largely dependent upon its ability to write profitable workers' compensation insurance in California.

         Potential Adverse Impact of Absence of Accreditation of the Company from the National Committee on Quality Assurance. The Company's largest subsidiary, HPN, was denied accreditation from the National Committee on Quality Assurance (the "NCQA"). In 1995, HPN voluntarily applied for accreditation from the NCQA with respect to its operations in southern Nevada. The response from the NCQA raised no questions regarding the quality of medical care delivered to HPN's patients. The denial of accreditation was generally based on the assessment that HPN did not meet certain administrative and procedural technical criteria established by the NCQA. While HPN conducted quality improvement initiatives, NCQA determined that such initiatives did not always meet the technical criteria as they relate to structure, measurement and evaluation. Additionally, the NCQA determined that certain aspects of HPN's integrated delivery system were not consistent with the NCQA's technical criteria related to organizational structure. NCQA also raised certain other administrative issues related to HPN's documentation processes. The Company addressed the NCQA's findings and reapplied for a review which occurred in January 1997. The results of that review are still pending.

         No other HMO doing business in Nevada has such accreditation with respect to its Nevada operations and, in light of the Company's market share in the southern Nevada health care coverage market and considering the recognition for quality that HPN has received from other national organizations, the absence of accreditation has not affected the Company's operations. Southwest Medical Associates ("SMA"), the Company's Nevada multi-specialty clinic, has received a full three-year accreditation from the American Association for Ambulatory Health Care -- the highest accreditation issued to ambulatory care facilities. SMA is the only multi-specialty site in Nevada to be awarded this accreditation. There can be no assurance, however, that the Company will receive or maintain NCQA or other accreditations in the future and there is no basis to predict what effect, if any, the lack of NCQA or other accreditations will have on HPN's competitive position in southern Nevada.

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         Risks  Associated  with  Civilian  Health  and  Medical  Program of the
Uniformed Services ("CHAMPUS") Contracts. The Company is part of TriWest, a consortium of managed care companies that provides services to retired and certain other military personnel and their families pursuant to the CHAMPUS program for Regions 7 & 8, which are comprised of 17 western and mid-western states. TriWest will begin service effective April 1, 1997. In addition, the
Company has submitted an initial response to the government's request for proposal to provide managed health care services to the 665,000 CHAMPUS eligibles living in 12 northeastern states plus the District of Columbia that comprise Region 1. The Company expects final notification of its bid results in
the  second  quarter  of  1997.  The  Company   expects  to  incur  expenses  of
approximately $8.0 million to $10.0 million during the proposal process for the contract. There can be no assurance that the Company will be awarded the contract, and, in the event it is not, the Company will take a non-cash charge against its 1997 earnings in the amount of the expenses so incurred. In addition, CHAMPUS contracts are generally issued at low profit margins. There can be no assurance that health care expenses or administrative expenses will not exceed contractual levels, which could have a material adverse effect on the Company's results of operations and financial condition.

         Convertible Subordinated Debentures. CII has outstanding debentures (the "Debentures") totalling $54.5 million. Sierra has a supplemental indenture providing that the CII Debentures be convertible into shares of Sierra Common Stock at a current conversion price of $59.097 per share. The ability of CII insurance company subsidiaries to upstream funds to CII to service the Debentures is limited by certain regulatory restrictions and capital requirements. Sierra has not directly assumed CII's obligations under the CII Debentures or guaranteed their repayment. There can be no assurance that Sierra will be in a position to prevent a default of the Debentures in the future.

                                        7

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SIERRA HEALTH SERVICES, INC.
                                   (Registrant)


Date:  March 28, 1997                     /S/ JAMES L. STARR
                                         ---------------------------
                                         James L. Starr
                                         Vice President
                                         Chief Financial Officer and Treasurer
                                         (Chief Accounting Officer)

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